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                                                                    EXHIBIT 21.1

Exhibit 21
Subsidiaries of the Company
Hypercom Corporation

List of Subsidiaries

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        Name of Entity                              Jurisdiction of Organization
----------------------------------------------      ----------------------------
1.      Hypercom U.S.A., Inc.                       Delaware
2.      HBNet, Inc.                                 Arizona
3.      Hypercom EMEA, Inc.                         Arizona
4.      Golden Eagle Leasing, Inc.                  Arizona
5.      Hypercom Horizon, Inc.                      Missouri
6.      ePicNetz, Inc.                              Nevada
7.      Hypercom Manufacturing Resources, Inc.      Arizona
8.      Hypercom Latino America, Inc.               Arizona
9.      Hypercom Canada Ltd.                        Canada
10.     Hypercom de Mexico, S.A. de C.V.            Mexico
11.     Hypercom de Chile, S.A.                     Chile
12.     Netset Chile, S.A.                          Chile
13.     Hypercom Argentina S.A.                     Argentina
14.     Hypercom de Venezuela C.A.                  Venezuela
15.     Hypercom do Brasil Industria e Comercio     Brazil
        Limitada
16.     Hypercom do Brasil Comercial Limitada       Brazil
17.     Netset SP Tecnologia e Servicos em          Brazil
        Teleinformatica Limitada
18.     Schalter Eletronica Limitada                Brazil
19.     Hypercom Colombia                           Colombia
20.     Hypercom Gmbh                               Germany
21.     Hypercom France S.A.R.L.                    France
22.     Hypercom Financial Terminals AB             Sweden
23.     Hypercom Hungary KFT                        Hungary
24.     Hypercom Australia Pty., Ltd.               Australia
25.     Hypercom Far East Ltd.                      Hong Kong
26.     Hypercom Asia Ltd.                          Hong Kong
27.     Hypercom Asia (Singapore) Pte. Ltd.         Singapore
28.     Hypercom (Thailand) Co., Ltd.               Thailand
29.     Hypercom Trading (Shanghai) Co. Ltd.        China
30.     Hypercom Electronic Manufacturing           China
        (Shenzhen) Co. Ltd.
31.     Hypercom China Co. Ltd.                     Hong Kong
32.     Hypercom Asia Services Ltd.                 Hong Kong
33.     Hypercom Network Services, LLC              Arizona
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